EXHIBIT 23.1

Independent Auditor’s Consent

We consent to incorporation by reference in this Form S-3 Registration Statement of Scanner Technologies Corporation of our report dated February 7, 2003, except as to note 13, as to which the date is April 14, 2003, appearing in Annual Report on Form 10-KSB of Scanner Technologies Corporation for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/   Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
December 8, 2003